FOURTH AMENDED AND RESTATED

                             BYLAWS

                               OF

              AMERICAN INDUSTRIAL PROPERTIES REIT






                                             September 29, 1995
                                        INDEX


ARTICLE I Offices                                               1
           Section 1.1                          Principal Office   1
           Section 1.2                             Other Offices   1

ARTICLE II Meetings of Shareholders                             1
           Section 2.1                         Place of Meetings   1
           Section 2.2                            Annual Meeting   1
           Section 2.3                          Special Meetings   1
           Section 2.4                        Notice of Meetings   2
           Section 2.5                Business at Annual Meeting   2
           Section 2.6                              Voting Lists   3
           Section 2.7                                    Quorum   3
           Section 2.8                              Organization   4
           Section 2.9                                   Proxies   4
           Section 2.10                         Voting of Shares   5
           Section 2.11      Voting of Shares by Certain Holders   5
           Section 2.12               Election of Trust Managers   6
           Section 2.13                       Telephone Meetings   6
           Section 2.14                   Action Without Meeting   6
           Section 2.15         Inspectors and Voting Procedures   6

ARTICLE III Trust Managers                                      7
           Section 3.1               Powers and Responsibilities   7
           Section 3.2                  Number and Qualification   7
           Section 3.3               Election and Term of Office   8
           Section 3.4              Nomination of Trust Managers   8
           Section 3.5                               Resignation   9
           Section 3.6                      Vacancies; Increases  9
           Section 3.7        Bond Not Required; Time Commitment  10
           Section 3.8                              Compensation  10
           Section 3.9                    Execution of Documents  10

ARTICLE IV Meetings of the Trust Managers                      10
           Section 4.1                         Place of Meetings  10
           Section 4.2                            Annual Meeting  10
           Section 4.3                          Regular Meetings  11
           Section 4.4                          Special Meetings  11
           Section 4.5                         Quorum and Action  11
           Section 4.6           Presumption of Assent to Action  11
           Section 4.7                        Telephone Meetings  11
           Section 4.8                    Action Without Meeting  11
           Section 4.9                                   Minutes  12
           Section 4.10               Interest of Trust Managers  12
           Section 4.11Right of Trust Managers and Officers to Own Shares
or Other Property and to Engage in Other Businesses            12
           Section 4.12Transactions Between Trust Managers and the Trust     12
           Section 4.13Persons Dealing with Trust Managers or Officers  13
           Section 4.14                                 Reliance  13
           Section 4.15              Liability of Trust Managers  13

ARTICLE V Committees of the Trust Managers                     14
           Section 5.1                Membership and Authorities  14
           Section 5.2            Minutes and Rules of Procedure  14
           Section 5.3                                 Vacancies  14
           Section 5.4                        Telephone Meetings  14
           Section 5.5                    Action Without Meeting  14

ARTICLE VI Officers                                            15
           Section 6.1                                    Number  15
           Section 6.2Election, Term of Office and Qualification  15
           Section 6.3                      Subordinate Officers  15
           Section 6.4                               Resignation  15
           Section 6.5                                   Removal  15
           Section 6.6                    Vacancies; New Offices  15
           Section 6.7               The Chief Executive Officer  16
           Section 6.8                             The President  16
           Section 6.9                       The Vice Presidents  16
           Section 6.10                            The Secretary  16
           Section 6.11                    Assistant Secretaries  17
           Section 6.12                            The Treasurer  17
           Section 6.13                     Assistant Treasurers  17
           Section 6.14                         Treasurer's Bond  17
           Section 6.15                                 Salaries  17
           Section 6.16                   Execution of Documents  18

ARTICLE VII Trust Shares                                       18
           Section 7.1                        Share Certificates  18
           Section 7.2                   Lost Certificates, etc.  18
           Section 7.3                        Transfer of Shares  19
           Section 7.4                       Ownership of Shares  19
           Section 7.5                 Closing of Transfer Books  19
           Section 7.6                                 Dividends  19
           Section 7.7                      Surplus and Reserves  19
           Section 7.8                      Repurchase of Shares  20

ARTICLE VIII Indemnification                                   20
           Section 8.1                               Definitions  20
           Section 8.2                           Indemnification  20
           Section 8.3                        Successful Defense  21
           Section 8.4                            Determinations  21
           Section 8.5                   Advancement of Expenses  22
           Section 8.6                    Employee Benefit Plans  22
           Section 8.7       Other Indemnification and Insurance  22
           Section 8.8                                    Notice  22
           Section 8.9                              Construction  23
           Section 8.10         Continuing Offer, Reliance, etc.  23
           Section 8.11                      Effect of Amendment  23

ARTICLE IX Limitations on Transfer and Ownership               23
           Section 9.1                  Limitations on Transfer.  23
           Section 9.2                 Limitations on Ownership.  24
           Section 9.3                  Shareholder Information.  24
           Section 9.4                   Transferee Information.  24
           Section 9.5                            Excess Shares.  24
                    9.5.1             Creation of Excess Shares. 24
                    9.5.2                    Ownership in Trust. 25
                    9.5.3                       Dividend Rights. 25
                    9.5.4               Rights Upon Liquidation. 25
                    9.5.5                         Voting Rights. 25
                    9.5.6              Restrictions on Transfer. 26
                    9.5.7              Trust's Redemption Right. 26
         Section 9.6Exceptions to Certain Ownership and Transfer
                                                  Limitations.   27
                    9.6.1           Exemption by Trust Managers. 27
                    9.6.2           Shares Held by Underwriters. 27
           Section 9.7Authority to Revoke Exceptions to Limitations     27
           Section 9.8                              Severability  27
           Section 9.9           Authority of the Trust Managers  28
           Section 9.10                  New York Stock Exchange  28

ARTICLE X General Provisions                                   28
           Section 10.1                         General Policies  28
           Section 10.2        Limited Liability of Shareholders  28
           Section 10.3                         Waiver of Notice  28
           Section 10.4                                     Seal  29
           Section 10.5                              Fiscal Year  29
           Section 10.6                       Checks, Notes, etc  29
           Section 10.7         Examination of Books and Records  29
           Section 10.8       Voting Of Shares Held by the Trust  29
           Section 10.9                      Number, Gender, etc  29
           Section 10.10            Annual and Quarterly Reports  30

ARTICLE XI Amendments                                          30

ARTICLE XII Subject to All Laws                                30

              AMERICAN INDUSTRIAL PROPERTIES REIT

     FOURTH AMENDED AND RESTATED BYLAWS

ARTICLE I
                                  Offices


1.1 Principal Office. The principal office of the Trust shall be in the City of Irving, Dallas County, Texas or at such other location as the Trust Managers may from time to time determine.

1.2 Other Offices. The Trust may also have offices at such other places, both within and without the State of Texas, as the Trust Managers may from time to time determine or the business of the Trust may require.

ARTICLE II
                                 Meetings of Shareholders

2.1 Place of Meetings. The Trust Managers may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Trust Managers. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Trust.

2.2 Annual Meeting. The annual meeting of shareholders commencing with the year 1995 shall be held at such time, on such day and at such place as may be designated by the Trust Managers. At the annual meeting, the shareholders shall, subject to Section
2.5 and Section 3.3 of these Bylaws, elect Trust Managers and transact such other business as may properly be brought before
the   meeting.   Failure  to  hold  the  annual  meeting  at  the
designated time shall not cause the dissolution of the Trust.

2.3            Special   Meetings.   Special   meetings   of   the
shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Declaration of Trust, may be called by the Trust Managers, any officer of the Trust or the holders of at least ten percent (10%) of all of the shares entitled to vote
at  such  meeting.   Business transacted at all special  meetings
shall be confined to the purpose or purposes stated in the notice of the meeting.

2.4 Notice of Meetings. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to the shareholders of record
entitled to vote at such meeting.   If mailed, such notice  shall
be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the share transfer books of the Trust and the postage shall be prepaid. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

2.5 Business at Annual Meeting. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Trust Managers (or any duly authorized committee thereof), (b)
otherwise properly brought before the annual meeting  by  or   at
the direction of the Trust Managers (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Trust (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.5.

           In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal offices of the Trust (i) with respect to the Trust's first annual meeting of shareholders following the adoption of this bylaw, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the adoption of this Section 2.5 is first made and (ii) thereafter, not less than sixty (60) days nor more than ninety (90) days prior to the date of the applicable annual meeting of shareholders, provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting be given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this
Section 2.5, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the number of shares of the Trust that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.5; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

2.6 Voting Lists. The officer or agent having charge of the share transfer books for shares of the Trust shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each shareholder and the number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Trust and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with this Section 2.6 with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

2.7          Quorum.   The  holders of a majority  of  the  shares
entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law or by the Declaration of Trust. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn
the   meeting  from  time  to  time  without  notice  other  than announcement  at the meeting until a quorum shall be  present  or
represented.   At such adjourned meeting at which a quorum  shall
be present or represented, any business may be transacted which might have been transacted at the meeting as originally convened. The shareholders present at a duly organized meeting at which a quorum was present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum present, provided that there remain at such meeting the holder or holders of at least one-third (1/3) of the shares issued and outstanding and entitled to vote thereof, present in person or represented in the manner specified above. A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

2.8 Organization. (a) The Chief Executive Officer, if one shall be elected, shall preside at all meetings of the shareholders. In the absence of the Chief Executive Officer or should one not be elected, the President or, in his absence, a Vice President shall preside. In the absence of all of these officers, any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a chairman shall be elected from among the shareholders present. Notwithstanding the foregoing, the Trust Managers may appoint any Trust Manager to preside over any meeting of shareholders. The presiding officer shall fix the agenda for the meeting, shall conduct all aspects of the meeting and shall establish and interpret the rules of order for the conduct of the meeting.

     (b) The Trust Managers may appoint any person to act as secretary of any meeting of the shareholders.

2.9           Proxies.  (a)   At any meeting of the  shareholders,
every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. Proxies shall be filed with the Secretary or Trust Managers immediately prior to or after the meeting has been called to order.

     (b) No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

     (c) A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest but in no event shall it remain irrevocable for a period of more than eleven (11) months. A proxy which is revocable as aforesaid may be revoked at any time by filing with the Secretary an instrument revoking it or a duly executed proxy bearing a later date. Any revocable proxy which is not so revoked shall, subject to paragraph (b) above, continue in full force and effect.

     (d) In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

2.10 Voting of Shares. Except as otherwise provided by law, the Declaration of Trust or these Bylaws, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the books of the Trust at the time of the closing of the share transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) in accordance with Section 2.7 of these Bylaws, the votes of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Declaration of Trust or of these Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of
such  matter.   The provisions of this Section 2.10  will  govern
with respect to all votes of shareholders except as otherwise provided for in these Bylaws or in the Declaration of Trust or as may otherwise be required by the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act").

2.11          Voting  of  Shares by Certain Holders.  (a)   Shares
standing in the name of another business organization, domestic or foreign, may be voted by such officer, agent or proxy as the organizational documents of such organization may authorize or, in the absence of such authorization, as may be determined by the governing body of such organization. When any foreign business organization without a permit to do business in the State of Texas lawfully owns shares of the Trust, the foreign business organization may vote those shares and participate in the management and control of the business and affairs of the Trust, as other shareholders, subject to all laws and rules governing the Trust, including the provisions of the antitrust laws of the State of Texas.

     (b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

     (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

2.12 Election of Trust Managers. At each election of Trust Managers, each shareholder entitled to vote at such election shall, unless otherwise provided by the Declaration of Trust or by applicable law, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Declaration of Trust, no shareholder shall have the right or be permitted to cumulate his votes on any basis.

2.13 Telephone Meetings. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.14 Action Without Meeting. Any action required by any provision of law or of the Declaration of Trust or these Bylaws to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders. If action is taken with respect to a particular matter by the shareholders by means of a written consent, the advance notice of a meeting required by Section 2.4 shall not apply for that action.

2.15          Inspectors and Voting Procedures.  (a)     The Trust
shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report
thereof.   The  Trust  may  designate  one  or  more  persons  as
alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before beginning to discharge his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any  challenges made to any determination by the inspectors,  and
(v)   certify  their  determination  of  the  number  of   shares
represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     (c) The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of appropriate jurisdiction, upon application by a shareholder, shall determine otherwise.

     (d) In determining the validity and counting of proxies and ballots, the inspectors may examine and consider such records or factors as allowed by the Texas REIT Act.

ARTICLE III
                                Trust Managers

3.1            Powers  and  Responsibilities.   The  business  and
affairs of the Trust shall be managed under the direction of its Trust Managers who may exercise all such powers of the Trust and do all such lawful acts and things as are not by statute, the Declaration of Trust or these Bylaws directed or required to be exercised or done by the shareholders. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Trust Managers. Among other things, the Trust Managers shall be responsible for (a) supervising the Trust's relations with the managers of the Trust's properties, (b) evaluating the capability and performance of the managers of the Trust's properties, (c) reviewing the Trust's investment policies, (d) determining that the fees and expenses of the Trust are reasonable, (e) reviewing the aggregate borrowings of the Trust, (f) authorizing the
issuance   of  the  shares  of  the  Trust,  (g)  approving   the
acquisition  and  disposition  of  real  property  and  interests
therein,   (h)   ratifying   the  appointments   of   independent
accountants for the Trust, and (i) establishing and reviewing guidelines for leasing and management of the Trust's properties.

3.2 Number and Qualification. There shall at all times be no less than two (2) nor more than seven (7) Trust Managers who (subject to Section 3.3) shall be elected annually by the shareholders. Subject to any limitations specified by law or in the Declaration of Trust, the number of Trust Managers may be fixed from time to time by resolution adopted by a majority of the Trust Managers. No decrease in the number of Trust Managers shall have the effect of shortening the term of any incumbent Trust Manager. Trust Managers shall be natural persons, but do
not  need to be residents of the State of Texas.   Trust Managers
need not be shareholders, must be at least eighteen (18) years of age, and must not be subject to any legal disability. A majority of the Trust Managers and a majority of any committee of Trust Managers shall at all times be Independent Trust Managers; provided, however if the number of Trust Managers shall be two
(2), only one (1) of such Trust Managers shall be required to be an Independent Trust Manager. For purposes of these Bylaws, the term "Independent Trust Manager" shall mean a Trust Manager who
(i) does not perform any services for the Trust (except in the capacity of a Trust Manager) whether as an agent, advisor, consultant, employee, property manager or in any other capacity whatsoever (other than as a Trust Manager), and (ii) is not an "affiliate" of any person or entity that performs any services
for  the  Trust  (other  than  as a  Trust  Manager).   The  term
"affiliate" as used in these Bylaws means any individual, corporation, partnership, trust, unincorporated organization, association or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with any person or entity that performs any services for the Trust (other than as a Trust Manager).

3.3           Election  and  Term of Office.   The  Trust  Manager
nominees who have not been previously elected as Trust Managers by the shareholders of the Trust shall be elected at the annual meeting of the shareholders (except as provided in Section 3.6) by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of the Trust. Trust Managers who have been previously elected as Trust Managers by the shareholders of the
Trust   shall  be  re-elected  at  the  annual  meeting  of   the
shareholders by the affirmative vote of the holders of a majority of the outstanding shares of the Trust. Each Trust Manager shall hold office until his successor is elected and qualified, or until his death, resignation or removal in the manner provided in these Bylaws. Notwithstanding anything in these Bylaws to the contrary, any Trust Manager that has been previously elected as a Trust Manager by the shareholders who is not re-elected by a majority vote at a subsequent annual meeting shall nevertheless remain in office until his successor is elected and qualified.

3.4 Nomination of Trust Managers. Only persons who are nominated in accordance with the following procedures shall be
eligible   for   election  as  Trust  Managers  of   the   Trust.
Nominations of persons for election as Trust Managers may be made at any annual meeting of shareholders (a) by or at the direction of the Trust Managers (or any duly authorized committee thereof) or (b) any shareholder of the Trust (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of shareholders entitled to vote as such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3.4.

          In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal offices of the Trust (i) with respect to the Trust's first annual meeting of shareholders following the adoption of this bylaw, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the adoption of this Section 3.4 is first made and (ii) thereafter, not less than sixty (60) days nor more than ninety (90) days prior to the date of the applicable annual meeting of shareholders, provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this Section 3.4, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Exchange Act.

          To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Trust Manager
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of the Trust that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trust Managers pursuant to Section 14 of the Exchange Act and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the number of shares of the Trust that are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholders,
(iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trust Managers pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Trust Manager if elected.

           No person shall be eligible for election as a Trust Manager of the Trust unless nominated in accordance with the procedures set forth in this Section 3.4. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

3.5 Resignation. Any Trust Manager may resign at any time by giving written notice to the remaining Trust Managers. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A Trust Manager who has reached the age of seventy-five (75), or who has been judged incompetent or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of reaching such age, the date of such adjudication or the date of such appointment.

3.6 Vacancies; Increases. If any or all of the Trust Managers cease to be Trust Managers hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until such vacancies are filled, the remaining Trust Manager or Trust Managers (regardless of number) may exercise the powers of the Trust Managers hereunder. Vacancies may be filled either by a majority of the remaining Trust Managers, though less than a quorum, or by vote of the holders of at least two-thirds (2/3) of the outstanding shares at an annual or special meeting of the shareholders. A Trust Manager elected by the Trust Managers to fill a vacancy shall hold office only until the next annual election of Trust Managers by the shareholders. A Trust Manager elected by the shareholders to fill a vacancy shall hold office until the next annual meeting of shareholders, and until his successor is elected and qualified. Any Trust Manager elected to fill a vacancy created by the resignation, removal or death of any former Trust Manager shall hold office for the unexpired term of such Trust Manager. Notwithstanding any provision in these Bylaws to the contrary, any vacancy created by reason of an increase in number of Trust Managers shall be filled by the affirmative vote of the majority of the remaining Trust Managers, though less than a quorum of the full Board of Trust Managers. A Trust Manager elected to fill a vacancy created by reason of an increase in the number of Trust Managers shall hold office only until the next annual election of the Trust Managers by the shareholders.

3.7 Bond Not Required; Time Commitment. Unless otherwise required by law, no Trust Manager shall be required to give bond, surety or security in any jurisdiction for the performance of his duties or obligations to the Trust. No Trust Manager shall be required to devote his entire time to the business and affairs of the Trust.

3.8            Compensation.    Trust   Managers   shall   receive
compensation for their services to the Trust as may be determined from time to time by the Trust Managers. The Trust Managers may delegate to any committee the power to fix from time to time the compensation of Trust Managers. Officers of the Trust who also serve as Trust Managers shall not receive compensation for their service as Trust Managers.

3.9 Execution of Documents. Each Trust Manager and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.

ARTCLE IV
                                 Meetings of the Trust Managers

4.1 Place of Meetings. The Trust Managers of the Trust may hold their meetings, both regular and special, either within or without the State of Texas.

4.2 Annual Meeting. The annual meeting of the Trust Managers shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the Trust Managers in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Trust Managers.

4.3 Regular Meetings. Regular meetings of the Trust Managers, in addition to the annual meetings referred to in
Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Trust Managers.

4.4 Special Meetings. Special meetings of the Trust Managers may be called by the Chief Executive Officer, if one shall be elected, or by the President, if a Chief Executive Officer is not elected, on one (1) business day's notice (oral or written) to each Trust Manager. Special meetings shall be called by the Chief Executive Officer (if one shall be elected), the President or the Secretary on like notice on the oral or written request of any Trust Manager. Neither the purpose of, nor the business to be transacted at, any special meeting of the Trust Managers need be specified in the notice or waiver of notice of such meeting. Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

4.5 Quorum and Action. At all meetings of the Trust Managers, the presence of a majority of the Trust Managers shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Trust Managers at any meeting at which a quorum is present shall be the act of the Trust Managers unless the act of a greater number is required by law, the Declaration of Trust or these Bylaws. If a quorum shall not be present at any meeting of Trust Managers, the Trust Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. If there are only two Trust Managers, the presence of both Trust Managers shall be necessary to constitute a quorum.

4.6 Presumption of Assent to Action. A Trust Manager who is present at a meeting of the Trust Managers at which action on any Trust matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before
the  adjournment  thereof  or  shall  forward  such  dissent   by
registered mail to the Secretary of the Trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Trust Manager who voted in favor of such action.

4.7 Telephone Meetings. Trust Managers may participate in and hold a meeting of the Trust Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.8 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the Trust Managers, and such consent shall have the same force and effect as a unanimous vote at a meeting.

4.9           Minutes.   The  Trust Managers  shall  keep  regular
minutes of their proceedings. The minutes shall be placed in the minute book of the Trust.

4.10 Interest of Trust Managers. With respect to the actions of the Trust Managers, Trust Managers who have any direct or indirect interest in connection with any matter being acted upon may be counted for all quorum purposes under this Article IV.

4.11         Right of Trust Managers and Officers to Own Shares or
Other  Property  and to Engage in Other Businesses.    Any  Trust
Manager  or  officer  of  the Trust may acquire,  own,  hold  and dispose of shares of the Trust for his individual account, and may exercise all rights of a shareholder to the same extent and in the same manner as if he were not a Trust Manager or officer of the Trust. Except as provided specifically to the contrary in a written agreement with the Trust, any Trust Manager may, in a
capacity   other  than  that  of  Trust  Manager,  have  business
interests and engage in business activities similar to or in addition to those relating to the Trust, which interests or activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for his own account or for the account of others, of interests in mortgages, interests in real property, or interests in entities engaged in the real estate business. Except as provided specifically to the contrary in a written agreement with the Trust, each Trust Manager shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trust Manager of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be exploited by the Trust. Subject to the provisions of
Article III hereof, any Trust Manager or officer of the Trust may be a trustee, officer, director, shareholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Trust, and may receive compensation from such person as well as compensation as Trust Manager or officer or otherwise hereunder.

4.12          Transactions Between Trust Managers and  the  Trust.
Except as otherwise provided by the Declaration of Trust or these Bylaws, and in the absence of fraud, a contract, act or other transaction, between the Trust and any other person, or in which the Trust is interested, shall be valid and no Trust Manager or officer of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though
(a) one or more of the Trust Managers, directly or indirectly is interested in or connected with, or is a trustee, partner, director, shareholder, member, employee, officer or agent of such other person, or (b) one or more of the Trust Managers, individually or jointly with others, is a party to, or directly or indirectly is interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed in reasonable detail or known to the Trust Managers and thereafter the Trust Managers authorize or ratify such contract, act or other transaction by the affirmative vote of a majority of the Trust Managers who are not interested in the transaction, even though the number of disinterested Trust Managers is less than a quorum, (ii) such interest or connection is disclosed in reasonable detail or known to the shareholders, and thereafter such contract, act or transaction is approved by
the   shareholders  holding  a  majority  of  the   shares   then
outstanding and entitled to vote thereon, or (iii) the contract, act or transaction is fair as to the Trust as of the time the contract, act or transaction is authorized, approved or ratified
by  the  Trust  Mangers  or the shareholders.   Interested  Trust
Managers may be counted in determining the presence of a quorum at a meeting of the Trust Managers that authorizes the contract, act or transaction.

4.13 Persons Dealing with Trust Managers or Officers. Any act of the Trust Managers or officers of the Trust purporting to be done in their capacity as such shall, as to any person dealing with such Trust Managers or officers, conclusively be deemed to be within the purposes of the Trust and within the powers of the Trust Managers or officers. No person dealing with the Trust Managers or any of them or with the officers of the Trust or any of them, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trust Managers or any of the officers of the Trust of moneys or other consideration shall be binding upon the Trust.

4.14 Reliance. Trust Managers and officers of the Trust shall not be liable for any claims or damages that may result from their acts in the discharge of any duty imposed or power conferred upon them by the Trust, if, in the exercise of ordinary care, they acted in good faith and in reliance upon the written
opinion  of  an  attorney for the Trust.   In  discharging  their
duties, Trust Managers and officers of the Trust, when acting in good faith and exercising ordinary care, may rely upon financial statements of the Trust, stated in a written report by an independent certified public accountant, to fairly present the financial position of the Trust. The Trust Managers and officers of the Trust may rely upon any instrument or other document believed by them to be genuine.

4.15 Liability of Trust Managers. No Trust Manager of the Trust shall be liable to the Trust for any act, omission, loss, damage or expense arising from the performance of his duty to the Trust, except to the extent specifically required by statute, the Declaration of Trust or these Bylaws.

ARTCLE V

                Committees of the Trust Managers

5.1 Membership and Authorities. The Trust Managers, by resolution adopted by a majority of the Trust Managers, may designate one (1) or more Trust Managers to constitute such committees as the Trust Managers may determine, including, but not limited to, a Compensation Committee and an Audit Committee,
each   of  which  committees  to  the  extent  provided  in  such resolution shall have and may exercise all of the authority of the Trust Managers in the business and affairs of the Trust, except in those cases where the authority of the Trust Managers is specifically denied to the committee or committees by the Trust Managers, applicable law, the Declaration of Trust or these Bylaws. No committee shall have the power to alter or to repeal any resolution adopted by the Trust Managers. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Trust Managers, or any member thereof, of any responsibility imposed upon them by law. The members of each such committee shall serve at the pleasure of the Trust Managers. A majority of the members of each committee shall be Independent Trust Managers; provided, however, that if a committee shall consist of two (2) members, only one (1) of such members shall be required to be an Independent Trust Manager.

5.2           Minutes  and  Rules  of Procedure.   Each  committee
designated by the Trust Managers shall keep regular minutes of its proceedings and report the same to the Trust Managers when requested by the Trust Managers. Subject to the provisions of
these  Bylaws,  the  members  of  any  committee  may  fix   such
committee's own rules of procedure.

5.3 Vacancies. The Trust Managers shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

5.4            Telephone  Meetings.   Members  of  any   committee
designated by the Trust Managers may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

5.5 Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTCLE VI
                                 Officers

6.1 Number. The officers of the Trust shall include a President and a Secretary. The Trust Managers may also elect a Chief Executive Officer, one (1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. One (1) person may hold any two (2) or more of these offices.

6.2           Election,  Term  of Office and  Qualification.   The
Trust Managers shall elect officers, none of whom need be a Trust Manager, at their annual meeting after each annual meeting of shareholders. Each officer so elected shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided.

6.3 Subordinate Officers. The Trust Managers may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Trust Managers may from time to time determine. The Trust Managers may delegate to any committee or officer the power to appoint any such subordinate officer or agent. No subordinate officer appointed by any committee or superior officer as aforesaid shall be considered an officer of the Trust, the officers of the Trust being limited to the officers elected or appointed by the Trust Managers.

6.4 Resignation. Any officer may resign at any time by giving written notice thereof to the Trust Managers or to the President or Secretary of the Trust. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.5           Removal.   Any officer elected or appointed  by  the
Trust Managers may be removed by the Trust Managers at any time with or without cause by majority vote of the Trust Managers. Any other officer may be removed at any time with or without cause by the Trust Managers or by any committee or superior officer upon whom such power of removal may be conferred by the Trust Managers. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

6.6 Vacancies; New Offices. A vacancy in any existing office or any vacancy resulting from the creation of a new office shall be filled for the unexpired portion of the term by the Trust Managers, but in case of a vacancy occurring in an office filled by a committee or superior officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or superior officer.

6.7 The Chief Executive Officer. The Chief Executive Officer, if one shall be elected, may preside at all meetings of the shareholders and Trust Managers, shall be an ex officio member of all standing committees, shall have general and active management of the business of the Trust, shall have the general supervision and direction of all other officers of the Trust with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Trust Managers are carried into effect. He may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Trust Managers or these Bylaws, to some other officer or agent of the Trust. In addition, the Chief Executive Officer shall perform whatever duties and shall exercise all powers that are given to him by the Trust Managers.

6.8 The President. If no Chief Executive Officer shall be elected, the President shall be the chief executive officer of the Trust and shall have the powers and duties of the Chief Executive Officer as set forth in Section 6.7. In the absence of a Chief Executive Officer, the President may preside at all meetings of the shareholders and Trust Managers. He may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other
documents  which  the  Trust  Managers  have  authorized  to   be
executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Trust Managers or these Bylaws to some other officer or agent of the Trust. In addition, the President shall perform whatever duties and shall exercise whatever powers given to him by the Trust Managers or by the Chief Executive Officer, if one shall be elected.

6.9 The Vice Presidents. The Vice Presidents shall perform such duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Trust Managers, by the Chief Executive Officer, (if one shall be elected), or by the President, (if a Chief Executive Officer is not elected), and may sign, with any other proper officer, certificates for shares of the Trust. At the request of the President, or in his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President who has served the longest term of office with the Trust), shall perform the duties and exercise the powers of the President.

6.10 The Secretary. The Secretary, when available, shall attend all meetings of the Trust Managers and all meetings of the shareholders and shall perform like duties for the standing committees when requested by such committee. The Secretary shall record all votes and the minutes of all proceedings in the minute book of the Trust unless the Trust Managers designate another person (who need not be an officer, employee or Trust Manager of the Trust) to perform such tasks. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Trust Managers as required by law or these Bylaws, be custodian of the Trust records and have general charge of the share books of the Trust and shall perform such other duties as may be prescribed by the Trust Managers, by the
Chief Executive Officer, if one shall be elected, or by the President, if a Chief Executive Officer is not elected, under whose supervision he shall be. The Secretary may sign, with any other proper officer, certificates for shares of the Trust and shall  keep  in  safe custody the seal of the  Trust,  and,  when
authorized  by  the  Trust  Managers,  affix  the  same  to   any
instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

6.11 Assistant Secretaries. The Assistant Secretaries shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Trust Managers or by the Secretary. At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the Assistant Secretary who has served the largest term of office with the Trust), shall perform the duties and exercise the powers of the Secretary.

6.12 The Treasurer. The Treasurer shall have the custody and be responsible for all Trust funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all monies and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trust Managers. The Treasurer shall disburse the funds of the Trust as may be ordered by the Trust Managers, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, if one shall be elected, the President and the Trust Managers, whenever they may require it, an account of all his transactions
as  Treasurer and of the financial condition of the  Trust.   The
Treasurer may sign, with any other proper officer, certificates for shares of the Trust.

6.13 Assistant Treasurers. The Assistant Treasurers shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Trust Managers or by the Treasurer. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the Assistant
Treasurer who has served the longest term of office with the Trust), shall perform the duties and exercise the powers of the Treasurer.

6.14 Treasurer's Bond. If required by the Trust Managers, the Treasurer and any Assistant Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trust Managers for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Trust.

6.15          Salaries.   The  salary  or  other  compensation  of
officers shall be fixed from time to time by the Trust Managers. The Trust Managers may delegate to any committee the power to fix from time to time the salary or other compensation of officers, subordinate officers and agents appointed in accordance with the provisions of these Bylaws.

6.16 Execution of Documents. Each officer of the Trust and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.

ARTCLE VII
                                Trust Shares

7.1             Share    Certificates.    (a)   The   certificates
representing shares of beneficial interest of the Trust shall be in such form, not inconsistent with statutory provisions and the Declaration of Trust, as shall be approved by the Trust Managers. The certificates shall be signed by the Chief Executive Officer, if one shall be elected, the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Trust Managers. The signatures of such officer or officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Trust itself or an employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

     (b) In the event the Trust has, by its Declaration of Trust, provided for the preemptive right of shareholders, there shall be set forth on the face or back of the certificates, which the Trust shall issue to represent shares of beneficial interest, such legends or statements, if any, as shall be required by applicable law or the Declaration of Trust or as may be approved by the Trust Managers.

     (c) All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Trust's books.

     (d) All certificates surrendered to the Trust shall be canceled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and canceled.

7.2 Lost Certificates, etc. The Trust Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Trust Managers may, in their discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Trust Managers shall require and/or indemnify the Trust as the Trust Managers may prescribe.

7.3 Transfer of Shares. Subject to Article IX hereof and any other restrictions upon transfer, upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Trust that the requested transfer complies with the provisions of applicable state and federal laws and regulations, the Declaration of Trust and any agreements to which the Trust is a party, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.4 Ownership of Shares. The Trust shall be entitled to treat and recognize the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

7.5           Closing  of  Transfer Books.   For  the  purpose  of
determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Trust (other than a distribution involving a purchase or redemption by the Trust of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Trust Managers may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer books, the Trust Managers may fix in advance a date as the record date for any such determination of shareholders, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Trust after such record date. The record date for any such determination of shareholders may not be more than sixty
(60) days and, in the case of a meeting of shareholders, not less than ten (10) days, before the date on which the particular action requiring the determination of shareholders is to be taken.

7.6           Dividends.   Except as otherwise set  forth  in  the
Declaration of Trust or provided by law, the Trust Managers may, from time to time, declare, and the Trust may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Declaration of Trust and by law, such dividends to be paid in cash or in property or in shares of beneficial interest of the Trust, except no dividends shall be paid if, after giving effect to the dividend, the Trust would be insolvent, or the dividend exceeds the surplus of the Trust.

7.7 Surplus and Reserves. By resolution, the Trust Managers may create such reserve or reserves of the Trust out of its surplus or designate or allocate any part or all of its surplus in any manner as the Trust Managers from time to time, in their absolute discretion, determine to be proper to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust or for such other purpose as the Trust Managers shall determine to be beneficial to the interest of the Trust. The Trust Managers may modify or abolish any such reserve, designation or allocation in the manner in which it was created.

7.8 Repurchase of Shares. Upon resolution adopted by the Trust Managers, the Trust shall be entitled to purchase, directly or indirectly, its own shares of beneficial interest, provided that following such repurchase the Trust would continue to be able to pay its debts as they become due in the ordinary course of its business.

ARTICLE VIII
                               Indemnification


8.1          Definitions. In this Article:

     (a) "Indemnitee" means (i) any present or former Trust Manager or officer of the Trust, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Trust's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Trust Managers or any committee thereof to serve in any of the capacities referred to in clauses (i) or
(ii) hereof.

     (b) "Official Capacity" means (i) when used with respect to a Trust Manager, the office of Trust Manager of the Trust and
(ii) when used with respect to a person other than a Trust Manager, the elective or appointive office of the Trust held by such  person or the employment or agency relationship  undertaken by such person on behalf of the Trust, but in each case does not include service for any other real estate investment trust or
foreign  or  domestic  corporation  or  any  partnership,   joint
venture, sole proprietorship, trust, employee benefit plan or other enterprise.

     (c)       "Proceeding" means any threatened, pending or completed
action,    suit   or   proceeding,   whether   civil,   criminal,
administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

8.2           Indemnification.   The Trust shall  indemnify  every
Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.l(a), if it is determined in accordance with Section 8.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Trust's best interests and, in all other cases, that his conduct was at least not opposed to the Trust's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that except as provided below, no indemnification shall be made under this
Section 8.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit  resulted  from  an  action  taken  in  the  Indemnitee's
Official  Capacity, or (y) found liable to  the  Trust.   In  the
event that an Indemnitee is found liable to the Trust or is found liable on the basis that personal benefit was improperly received
by   the  Indemnitee  the  indemnification  (i)  is  limited   to
reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Trust. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 8.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

8.3           Successful Defense.  Without limitation  of  Section
8.2  and  in  addition  to the indemnification  provided  for  in
Section 8.2, the Trust shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 8.l(a), if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

8.4 Determinations. Any indemnification under Section 8.2 (unless ordered by a court of competent jurisdiction) shall be made by the Trust only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Trust Managers by a majority vote of a quorum consisting of Trust Managers who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Trust Managers, duly designated to act in the matter by a majority vote of all Trust Managers (in which Trust
Managers  who  are  named  defendants  or  respondents   in   the
Proceeding may vote), such committee to consist solely of two (2) or more Trust Managers who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Trust Managers or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4 or, if the requisite quorum of all of the Trust
Managers  cannot  be  obtained  and  such  committee  cannot   be
established, by a majority vote of all of the Trust Managers (in which Trust Managers who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Trust Managers that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section
8.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

8.5            Advancement   of  Expenses.   Reasonable   expenses
(including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Trust at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 8.4, after receipt by the Trust of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Trust under this
Article VIII and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that he is not entitled to be indemnified by the Trust as authorized in this
Article VIII. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article VIII, the Trust may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

8.6 Employee Benefit Plans. For purposes of this Article VIII, the Trust shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Trust also imposed or imposes duties on or otherwise involved or involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Trust.

8.7             Other   Indemnification   and   Insurance.     The
indemnification provided by this Article VIII shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Trust's Declaration of Trust, any law, agreement or vote of shareholders or disinterested Trust Managers, or otherwise, or
under   any  policy  or  policies  of  insurance  purchased   and
maintained by the Trust on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and
(c)   inure   to   the  benefit  of  the  heirs,  executors   and
administrators of such a person.

8.8            Notice.   Any  indemnification  of  or  advance  of
expenses to an Indemnitee in accordance with this Article VIII shall be reported in writing to the shareholders of the Trust with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

8.9          Construction.  The indemnification provided  by
this Article VIII shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act, and, in the event this Article VIII or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VIII shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

8.10 Continuing Offer, Reliance, etc. The provisions of this Article VIII (a) are for the benefit of, and may be enforced by, each Indemnitee of the Trust, the same as if set forth in
their  entirety  in  a  written  instrument  duly  executed   and
delivered by the Trust and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnities. The
Trust, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Trust has relied upon and will continue to rely upon the provisions of this Article VIII in becoming, and serving in any of the capacities referred to in
Section 8.1 hereof, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnities and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article VIII in accordance with their terms by any act or failure to act on the part of the Trust.

8.11 Effect of Amendment. No amendment, modification or repeal of this Article VIII or any provision of this Article VIII shall in any manner terminate, reduce or impair the right of any past, present or future Indemnities to be indemnified by the Trust, nor the obligation of the Trust to indemnify any such Indemnities, under and in accordance with the provisions of this
Article VIII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

ARTICLE IX
                        Limitations on  Transfer  and Ownership

9.1 Limitations on Transfer. The shares (other than Excess Shares) shall be freely transferable by the record owner thereof, subject to the provisions of Section 9.2 hereof and provided that any purported acquisition or transfer of shares that would result in (a) the shares of beneficial interest being
owned   directly  or  indirectly  by  fewer  than   100   persons
(determined  without reference to the rules of attribution  under
Section 544 of the Internal Revenue Code of 1986, as amended (the "Code")) or (b) the Trust being "closely held" within the meaning
of  Section 856(h) of the Code shall be void an initio.   Subject
to the provisions of Section 9.5 hereof, any purported transfer of shares that, if effective, would result in a violation of
Section 9.2 hereof (unless excepted from the application of  such
Section 9.2 pursuant to Section 9.6 hereof) shall be void an initio as to the transfer of that number of shares that would otherwise be beneficially owned by a shareholder in violation of
Section 9.2 hereof, the intended transferee of such shares shall acquire no rights therein and the transfer of such shares will not be reflected on the Trust's stock record books. For purposes of this Article IX, a "transfer" of shares shall mean any sale,
transfer,  gift,  hypothecation,  pledge,  assignment  or   other
disposition, whether voluntary or involuntary, by operation of law or otherwise.

9.2 Limitations on Ownership. Commencing on February 1, 1994, except as provided by Section 9.6 hereof, no person shall at any time directly or indirectly acquire or hold beneficial ownership of shares with an aggregate value in excess of 9.8% of the aggregate value of all outstanding shares (the "Ownership Limit").

           For purposes of this Article IX, (a) the value of any shares shall be reasonably determined in the manner established by the Trust Managers and (b) a person (which includes natural persons, corporations, trusts, partnerships and other entities) shall be deemed to be the beneficial owner of the shares that such person (i) actually owns, (ii) constructively owns after applying the rules of Section 544 of the Code, as modified in the case of a REIT by Section 856(h) of the Code, and (iii) has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into shares, if any.

9.3 Shareholder Information. Each shareholder shall, upon demand of the Trust, disclose to the Trust in writing such information with respect to his or its direct and indirect beneficial ownership of shares as the Trust Managers in their discretion deem necessary or appropriate in order that the Trust may fully comply with all provisions of the Code relating to REITs and all regulations, rulings and cases promulgated or decided thereunder (the "REIT Provisions") and to comply with the requirements of any taxing authority or governmental agency. All persons who have acquired or who hold, directly or indirectly, beneficial ownership of shares with an aggregate value in excess of 9.8% of the aggregate value of all outstanding shares must disclose in writing such ownership information to the Trust no later than January 31 of each year.

9.4 Transferee Information. No later than the fiftieth day prior to any transfer which, if effected, would result in the intended transferee owning shares in excess of the Ownership Limit, the intended transferee shall provide to the Trust Managers an affidavit setting forth the number of shares already beneficially owned by such intended transferee. In addition, whenever the Trust Managers deem it reasonably necessary to protect the tax status of the Trust as a REIT under the REIT Provisions, the Trust Managers may require a statement or affidavit from each shareholder setting forth the number of shares beneficially owned by such shareholder. Subject to the terms of Section 9.10 hereof, if, in the opinion of the Trust Managers, any proposed transfer may jeopardize the qualification of the Trust as a REIT, the Trust Managers shall have the right, but not the duty, to refuse to permit the transfer of such shares to the proposed transferee. All contracts for the sale or other transfer of shares shall be subject to this Section 9.4.

9.5             Excess Shares.

          9.5.1 Creation of Excess Shares. If, notwithstand ing the other provisions contained in this Article IX, at any time there is a purported transfer of shares or a change in the capital structure of the Trust (including any redemption of Excess Shares pursuant to Subsection 9.5.7 hereof) such that any person would beneficially own shares in excess of the Ownership Limit ("Excess Shares") then, except as otherwise provided in Section 9.6 hereof, such shares in excess of the Ownership Limit (rounded up to the nearest whole share), shall be automatically deemed an equal number of Excess Shares.

          9.5.2 Ownership in Trust. Upon any purported transfer of shares or change in the capital structure of the Trust that results in Excess Shares pursuant to Subsection 9.5.1 hereof, such Excess Shares shall be deemed to have been transferred to the Trust, as trustee of a separate trust for the exclusive benefit of the person or persons to whom such Excess Shares can ultimately be transferred without violating the Ownership Limit. Shares of Excess Shares so held in trust shall be issued and outstanding shares of the Trust under the Texas REIT Act. The purported transferee of Excess Shares shall have no rights in such Excess Shares, except the right to designate a transferee of its interest in the trust created under this Subsection 9.5.2 upon the terms specified in Subsection 9.5.6 hereof. If any of the restrictions on transfer set forth in this Article IX are determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring the Excess Shares and to hold the Excess Shares on behalf of the Trust.

          9.5.3 Dividend Rights. Excess Shares shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Trust that shares have been deemed Excess Shares shall be repaid to the Trust upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void an initio with respect to such Excess Shares.

          9.5.4 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each holder of Excess Shares shall be entitled to receive, ratably with each other holder of shares of beneficial interest or Excess Shares, that portion of the assets of the Trust available for distribution to the holders of Excess Shares as the number of Excess Shares held by such holder bears to the total number of shares and Excess Shares then outstanding. The Trust, as the holder of all Excess Shares in one or more trusts, or, if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute to each transferee of an interest in such a trust pursuant to Subsection 9.5.6 hereof, when determined, any assets received in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust in respect of the Excess Shares held in such trust and represented by the trust interest transferred to such transferee.

          9.5.5   Voting  Rights.  No shareholder  may  vote  any
     Excess  Shares.   The Excess Shares will not  be  considered
     for purposes of any shareholder vote or for purposes of determining a quorum for such a vote.

          9.5.6 Restrictions on Transfer. Excess Shares shall not be transferable. The purported transferee of any shares that are deemed Excess Shares pursuant to Subsection
     9.5.1 hereof (the "Initial Transferee") may freely designate a transferee (the "Subsequent Transferee") of the interest in the trust that represents such Excess Shares, if (a) the Excess Shares held in the trust and represented by the trust interest to be transferred would not be Excess Shares in the hands of the Subsequent Transferee, and (b)
     the Initial Transferee does not receive a price for the trust interest in excess of (i) the price the Initial Transferee paid for the shares in the purported transfer of shares that resulted in the Excess Shares represented by the trust interest or (ii) if the Initial Transferee did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), a price equal to the aggregate Market Price (as defined in Subsection 9.5.7 hereof) for all shares that were deemed Excess Shares on the date of the purported transfer that resulted in the Excess Shares. No interest in a trust may be transferred unless the Initial Transferee of such interest has given advance written notice to the Trust of the designation of the Subsequent Transferee. Upon the transfer of an interest in a trust in compliance with this Subsection 9.5.6, the corresponding Excess Shares that are represented by the transferred interest in the trust shall be automatically deemed an equal number of shares of the same class from which the corresponding Excess Shares were originally created, such shares shall be transferred of record to the Subsequent Transferee, and the interest in the trust representing such Excess Shares shall automatically terminate.

          9.5.7 Trust's Redemption Right. All Excess Shares shall be deemed to have been offered by the Initial Transferee for sale to the Trust, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created such Excess Shares (or, in the case of devise or gift, the Market Price per share at the time of such devise or gift) or (b) the Market Price per share of the class of shares for which such Excess Shares were created on the date the Trust or its designee, accepts such offer. The Trust shall have the right  to  accept  such  offer for a period  ending  on  the earlier of (i) ninety (90) days after (a) the date of the purported transfer that resulted in such Excess Shares if the Initial Transferee notified the Trust of such purported transfer within ten (10) days thereof or (b) the date on which the Trust Managers determine in good faith that the purported transfer resulting in Excess Shares occurred if the Trust was not notified of the purported transfer by the Initial Transferee and (ii) the date on which the Initial Transferee gives notice of its intent to transfer its trust interest to a Subsequent Transferee. For purposes of this
     Article IX, "Market Price" means for any share, the average daily per share closing sales price of a share if such shares are listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation National Market ("Nasdaq"), and if such shares are not so listed or quoted, the Market Price shall be the mean between the average per share closing bid prices and the average per share closing asked prices, in each case during the 30 calendar day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or on the Nasdaq and no published bid and asked quotations with respect to such shares during such 30 calendar day period, the Market Price shall be the price determined by the Trust Managers in good faith. Payment of all of the amount determined as the redemption payment for shares redeemed in accordance with this Subsection 9.5.7 shall be made within 30 days of the date on which the Trust shall have notified the Initial Transferee in writing of the Trust's intent to exercise its redemption rights. No interest shall accrue on any redemption payment with respect to the period subsequent to the redemption date to the date of the redemption payment. Notwithstanding anything in this Subsection 9.5.7 to the contrary, the Trust's redemption rights with respect to any Excess Shares shall terminate upon any transfer of the trust interest relating thereto to a Subsequent Transferee.

9.6 Exceptions to Certain Ownership and Transfer Limitations. The Ownership Limit set forth in Section 9.2 hereof shall not apply to the following shares and such shares shall not be deemed to be Excess Shares at the times and subject to the terms and conditions set forth in this Section 9.6:

          9.6.1 Exemption by Trust Managers. Subject to the provisions of Section 9.7 hereof, shares which the Trust Managers in their sole discretion may exempt from the Ownership Limit while owned by a person who has provided the Trust with evidence and assurances acceptable to the Trust Managers that the qualification of the Trust as a REIT would not be jeopardized thereby.

          9.6.2 Shares Held by Underwriters. Subject to the provisions of Section 9.7 hereof, shares acquired and held by an underwriter in a public offering of shares, or in any transaction involving the issuance of shares by the Trust in which the Trust Managers determine that the underwriter or other person or party initially acquiring such shares will make a timely distribution of such shares to or among other holders such that, at all times prior to and following such distribution, the Trust will continue to be in compliance with the REIT Provisions.

9.7              Authority  to  Revoke Exceptions to  Limitations.
The Trust Managers, in their sole discretion, may at any time revoke any exception pursuant to Subsection 9.6.1 or 9.6.2 hereof in the case of any shareholder, and upon such revocation, the provisions of Sections 9.2 and 9.5 hereof shall immediately become applicable to such shareholder and all shares of which
such  shareholder  may be the beneficial owner.   A  decision  to
exempt or refuse to exempt from the Ownership Limit the ownership
of   certain  designated  shares,  or  to  revoke  an   exemption
previously granted, shall be made by the Trust Managers in their sole discretion, based on any reason whatsoever, including, but not limited to, the preservation of the Trust's qualification as a REIT.

9.8 Severability. If any provision of this Article IX or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions of this Article IX shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Article IX may be inconsistent with any other provision of these Bylaws, this
Article IX shall be controlling.

9.9              Authority  of  the  Trust Managers.   Subject  to
Section 9.10 hereof, nothing contained in this Article IX or in any other provisions of these Bylaws shall limit the authority of the Trust Managers to take such action as they deem necessary or
advisable  to  protect  the  Trust  and  the  interests  of   the
shareholders by preservation of the Trust's qualification as a REIT under the REIT Provisions, provided that no such action may be taken to amend or delete Section 9.10 hereof. In applying the provisions of this Article IX, the Trust Managers may take into account the lack of certainty in the REIT Provisions relating to the ownership of shares that may prevent a corporation from qualifying as a REIT and may make interpretations concerning the Ownership Limit, Excess Shares, beneficial ownership and related matters as conservatively as the Trust Managers deem advisable to minimize or eliminate uncertainty as to the Trust's continued qualification as a REIT. Notwithstanding any other provisions of these Bylaws, if the Trust Managers determine that it is no longer in the best interests of the Trust and the shareholders to continue to have the Trust qualify as a REIT, the Trust Managers may revoke or otherwise terminate the Trust's REIT election pursuant to Section 856(g) of the Code.

9.10 New York Stock Exchange. Nothing in this Article IX shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.


ARTICLE X
                                  General Provisions

10.1            General  Policies.  The  Trust  intends   to   make
investments that are consistent with the applicable requirements of the Internal Revenue Code of 1986, as amended, and the Texas REIT Act and related regulations with respect to the composition of the Trust's investments and the derivation of its income.

10.2           Limited  Liability of Shareholders.   A  shareholder
shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trust Managers. A shareholder shall be under no obligation to the Trust or to its creditors with respect to such shares other than the obligation to pay to the Trust the full amount of the consideration for which such shares were issued or are to be issued. Upon the payment of such consideration, such shares shall be fully paid and non-assessable by the Trust.

10.3 Waiver of Notice. (a) Whenever, under the provisions of applicable law or of the Declaration of Trust or of these Bylaws, any notice is required to be given to any shareholder or Trust Manager, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     (b) Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

10.4 Seal. If one be adopted, the Trust seal shall have inscribed thereon the name of the Trust and shall be in such form as may be approved by the Trust Managers. Said seal shall be kept in the custody of the Secretary and may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

10.5 Fiscal Year. The fiscal year of the Trust shall be a calendar year unless changed by resolution of the Trust Managers.

10.6 Checks, Notes, etc. All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Trust Managers may from time to time designate. The Trust Managers may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances.

10.7 Examination of Books and Records. The Trust Managers shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Trust (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

10.8 Voting Of Shares Held by the Trust. Unless otherwise ordered by the Trust Managers, the Chief Executive Officer, or if no Chief Executive Officer shall be elected, the President, acting on behalf of the Trust, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation or other entity in which the Trust may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Trust might have possessed and exercised, if present. The Trust Managers by resolution from time to time may confer like powers upon any other person or persons (who need not be an officer, employee or Trust Manager of the Trust).

10.9 Number, Gender, etc. Wherever the singular number is used in these Bylaws and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The term "person", as used herein and as the context requires shall mean and include
individuals,   corporations,   limited   partnerships,    general
partnerships,  joint  stock  companies  or  associations,   joint
ventures,   associations,   companies,   trusts,   banks,   trust
companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

10.10          Annual  and  Quarterly  Reports.   The  Trust  shall
furnish to its shareholders annual reports containing audited financial statements with a report thereon by its independent
accountants.   The  Trust shall also furnish to its  shareholders
quarterly reports for each of the first three quarters of each fiscal year containing unaudited financial information.

ARTICLE XI
                                 Amendments

      Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Trust Managers and (to the extent not inconsistent with the Texas REIT Act and the Declaration of Trust and specified in the notice of the meeting) the shareholders. Such action shall be taken (i) by the affirmative vote of a majority of the Trust Managers, (ii) with respect to Section 2.5, Section 3.3, Section 3.4, Section
3.6 or Article IX of these Bylaws, by the affirmative vote of the holders of two-thirds (2/3) of the Trust's outstanding shares, or
(iii) with respect to all other Bylaws, by the affirmative vote of the holders of a majority of the Trust's outstanding shares.

ARTICLE XII
                                Subject to All Laws

      The provisions of these Bylaws and the Declaration of Trust shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act as now or hereafter amended, and in the event that any of the provisions of these Bylaws or the Declaration of Trust are found to be inconsistent with or contrary to any such valid laws, the later shall be deemed to control and these Bylaws or the Declaration of Trust shall be deemed modified accordingly, and, as so modified, shall continue in full force and effect. To the extent this Article XII may be inconsistent with any other provision of these Bylaws, this Article XII shall be controlling.